                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                 TENDER OF 12% SENIOR NOTES DUE 2008, SERIES A
                                IN EXCHANGE FOR
                      12% SENIOR NOTES DUE 2008, SERIES B
                          CAPROCK COMMUNICATIONS CORP.

    This form or one substantially equivalent hereto must be used by a holder to accept the Exchange Offer of CapRock Communications Corp., a Texas corporation (the "Company"), and, in connection therewith, who wishes to tender 12% Senior Notes due 2008, Series A (the "Private Notes") to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer-- Guaranteed
Delivery Procedures" of the Company's Prospectus, dated October   , 1998 (the
"Prospectus") and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Private Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
  , 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). PRIVATE NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
--------------------------------------------------------------------------------

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                           BY REGISTERED OR CERTIFIED

                        MAIL, HAND OR OVERNIGHT COURIER:

                         PNC Bank, National Association

                         1600 Market Street, 30th Floor
                             Philadelphia, PA 19103
                ATTN: Stephen Schaaf, Corporate Trust Department

                                 BY FACSIMILE:

                        (FOR ELIGIBLE INSTITUTIONS ONLY)

                                 (212) 585-8872

                             CONFIRM BY TELEPHONE:

                                 (212) 585-3848

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED BOX ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

    This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Private Notes or on a security position listing as the owner of Private Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact,
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officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

           PLEASE PRINT NAME(S) AND ADDRESS(ES) AND OTHER INFORMATION

Name(s):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Capacity:

________________________________________________________________________________

Address(es):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

    1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

    2. SIGNATURES ON THIS NOTICE GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Private Notes referred to herein, the signature must correspond with the name(s) written on the face of the Private Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Private Notes, the signature must correspond with the name shown on the security listing as the owner of the Private Notes.

    If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Private Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear on the Private Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

    If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

    3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.
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Ladies and Gentlemen:

    The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the Private Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "Guaranteed Delivery Procedures."
Name(s) of Registered Holder(s): _______________________________________________
                                           (PLEASE PRINT OR TYPE)
Signature(s): __________________________________________________________________
Address(es): ___________________________________________________________________
Area Code(s) and Telephone Number(s): __________________________________________
Account Number: ________________________________________________________________
Date: __________________________________________________________________________

             Certificate No(s).                             Principal Amount of
               (if available)                             Private Notes Tendered*


*   Must be integral multiples of $1,000 principal amount at maturity.

                                  GUARANTEES:
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Private Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Private Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures" and in the Letter of Transmittal and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

Name of Firm

                                               (AUTHORIZED SIGNATURE)

Address:                                       Name:

(INCLUDE ZIP CODE)

Title:                                         Area Code and Tel. Number

                                               (PLEASE TYPE OR PRINT)
                                               Date:             , 19

    DO NOT SEND PRIVATE NOTES WITH THIS FORM. ACTUAL SURRENDER OF PRIVATE NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.